UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 7, 2007
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                              Cytec Industries Inc.
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             (Exact name of registrant as specified in its charter)


    Delaware                                1-12372               22-3268660
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(State or other jurisdiction               (Commission          (IRS Employer
  of incorporation)                        File Number)      Identification No.)

    Five Garret Mountain Plaza
    West Paterson, NJ                                                    07424
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    (Address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code (973) 357-3100
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Item 1.01
Entry into a Material Definitive Agreement

On June 7, 2007, we amended and restated our existing Revolving Credit Agreement (the "Agreement"). As a result of the amendment and restatement, the maximum amount we may borrow under the Agreement increased to $400,000,000 and the term of the Agreement was extended to June 6, 2012. Subject to the consent of the lenders, we have the ability under certain circumstances to extend the term of the Agreement through June 6, 2015 and to increase the maximum amount we may borrow under the Agreement to up to $550,000,000. Citigroup Global Markets Inc. acted as lead arranger and book manager, ABN AMRO Bank, N.V. and Wachovia Bank, National Association acted as syndication agents, Calyon New York Branch, SunTrust Bank and The Bank of Nova Scotia acted as documentation agents and Citicorp USA, Inc. acted as administrative agent.

Our ability to draw down funds pursuant to the Agreement is subject to customary terms and conditions. We may prepay amounts we draw down under the Agreement at any time subject to certain requirements regarding minimum prepayment amounts and prepayment currencies.

We are required to comply with certain financial covenants under the Agreement. For example, we and our subsidiaries are required to maintain (i) a ratio of consolidated earnings before interest, taxes, depreciation and amortization to interest expense for the four quarters most recently ended, in each case, of not less than 3.50 : 1.00 and (ii) a ratio of total consolidated debt to consolidated earnings before interest, taxes, depreciation and amortization for the four quarters most recently ended of not greater than 3.25 : 1.00.

If we are in default of certain of our obligations under the Agreement, then the full amount of advances to us under the Agreement may become immediately due and payable.

Certain of the lenders, agents and other parties to the Agreement and their affiliates have in the past provided lending, commercial banking , underwriting, investment banking, or other advisory services to us and our subsidiaries for which they have received customary compensation.

The Agreement is incorporated by reference into this Item 1.01.

Item 2.03
Creation of a direct financial obligation

As described in Item 1.01 above, we became obligated on a material direct financial obligation pursuant to the Agreement. The response to Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

The following exhibit has been filed with this report.

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

10.1 Amended and restated five year credit agreement dated as of June 7 2007 among Cytec, the initial lenders named therein, Citicorp USA, Inc. as administrative agent, ABN AMRO Bank N.V. and Wachovia Bank, National Association as syndication agents, Calyon New York Branch, The Bank of Nova Scotia and SunTrust Bank as documentation agents and Citigroup Global Markets Inc. as lead arranger and book manager

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Cytec Industries Inc.
                                        (Registrant)

Date:  June 8, 2007                     /s/ Roy Smith
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                                        Roy Smith
                                        Vice President


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
                                  Exhibit Index


Exhibit Number                              Description
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10.1                     Amended and restated five year credit agreement dated
                         as of June 7 2007 among Cytec, the initial lenders named therein, Citicorp USA, Inc. as administrative agent, ABN AMRO Bank N.V. and Wachovia Bank, National Association as syndication agents, Calyon New York Branch, The Bank of Nova Scotia and SunTrust Bank as documentation agents and Citigroup Global Markets Inc. as lead arranger and book manager

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